R.H. Donnelley Updates 2007 Guidance

 Company Completes Acquisition of Business.com - Leading Business Search Engine
                     and Pay-Per-Click Advertising Network

      CARY, N.C., Sept. 18 /PRNewswire-FirstCall/ -- R.H. Donnelley Corporation (NYSE: RHD), one of the nation's leading Yellow Pages and online local commercial search companies, today updates financial guidance for 2007 to reflect recent sales trends and its Business.com acquisition, which closed on August 23, 2007.

      Including the Business.com acquisition, the Company expects 2007 pro forma advertising sales growth to be in the range of flat to positive 1 percent. Excluding the impact of the acquisition, the Company now expects that 2007 advertising sales growth would have been in the range of minus 1 percent to flat -- versus previous guidance of modestly positive growth. R.H. Donnelley also affirms its previous guidance for EBITDA and free cash flow on the same basis.

      "Notwithstanding challenges in some of our major metro markets and the housing sector in Nevada and Florida, the inclusion of Business.com adds 100 basis points to ad sales performance this year." said Steven M. Blondy, executive vice president and CFO for R.H. Donnelley. "We also expect to deliver strong EBITDA and free cash flow on plan. We're confident in the strength of our diversified business and our growth prospects, particularly with our new search marketing products and Business.com."

      Business.com, a leading business search engine company and pay-per-click advertising network, brings a significant infusion of talent and leading-edge search technology to R.H. Donnelley's online local advertising efforts, as well as a profitable business. Business.com Founder and CEO, Jake Winebaum, has been appointed President of R.H. Donnelley's interactive unit (RHDi), which now includes DexKnows.com(TM), Dex Search Marketing, LocalLaunch!, Business.com, Work.com and the Business.com Advertising Network.

      Business.com Financials

      The following table highlights Business.com's audited 2006 financial results and estimated stand-alone 2007 results.

                           Full Year 2006 Actual         Full Year 2007 Estimate

      Net revenue               $31 million                    $57 million
      EBITDA                     $2 million                    $12 million

      R. H. Donnelley 2007 Outlook

      Absent the Business.com acquisition, the Company affirms its previous guidance for EBITDA and free cash flow. Updated to reflect the results of Business.com from August 24, 2007 and other impacts of the transaction as well as revised ad sales expectations, R. H. Donnelley's financial outlook for 2007 is as follows:

                                  Full Year         Revised Full    Updated Full Year 2007
                                 2007 Outlook         Year 2007        Outlook Including
                                  on 7/26/07       Outlook Before          Impact of
                                                       Impact             Acquisition
                                                   of Acquisition
      Net revenue(1)            $2.67 billion       $2.66 billion        $2.68 billion
      EBITDA(2)                 $1.44 billion       $1.44 billion        $1.44 billion
      Free cash flow(3)          $615 million        $615 million         $600 million
      Net debt, excluding
       fair value
       adjustment(4)             $9.5 billion        $9.5 billion         $9.8 billion

      1) Net revenue of approximately $2.68 billion reflects an approximately $10 million reduction relative to previous guidance, plus $21 million of additional revenue from Business.com operations.

      2) EBITDA, excluding FAS 123 R expense and the impact of purchase accounting, remains unchanged at $1.44 billion, including Business.com operations minus expenses related to deferred Business.com restricted stock payments and a new incentive plan to retain Business.com leadership and drive RHDi results.

      3) Free cash flow of $600 million reflects EBITDA from Business.com offset by
            a)    incremental interest expense from acquisition financing and
            b) capital investment for integrating Business.com's performance-based advertising platform at DexKnows.com.

      4) Net debt, excluding fair value adjustment, reflects $328 million borrowed to finance the cash portion of the Business.com transaction.

      Updated to reflect the results of Business.com as if the acquisition had occurred on January 1, 2007 and revised ad sales expectations, R.H. Donnelley's outlook for 2007 ad sales are as follows:

                                   Full Year         Revised Full   Updated Full Year 2007
                                 2007 Outlook          Year 2007       Outlook Including
                                  on 7/26/07        Outlook Before         Impact of
                                                       Impact            Acquisition
                                                   of Acquisition
      Ad Sales Growth          Modestly positive    -1.0% to Flat       Flat to 1.0%

      The Company also affirms its weighted average fully diluted shares outstanding for the year of up to 72.5 million.

      See attached schedules for a reconciliation of the foregoing non-GAAP measures to the most comparable GAAP measures. Advertising sales is a statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period. It is important to distinguish advertising sales from net revenue, which is recognized under the deferral and amortization method.

      Conference Call

      R.H. Donnelley invites its investors and other interested parties to participate in a brief teleconference at 4:45 p.m. (ET) today to hear further details regarding the acquisition of Business.com and updated guidance. David C. Swanson, chairman and CEO, and Steven M. Blondy, executive vice president and CFO, will host the call. Remarks will be followed by a question and answer period.

      Individuals within the United States can access the call by dialing 888-387-9606 -- others should dial 517-645-6055. The pass code for the call is "RHD." In order to ensure a prompt start time, please dial into the call by 4:40 p.m. (ET). A replay of the teleconference can be accessed from within the United States by dialing 866-380-6721 and internationally by dialing 203-369-0342. There is no pass code for the replay, which will be available through October 2, 2007. In addition, a live Web cast will be available on RHD's Web site at http://www.rhd.com, and an archived version will be available for up to one year.

      For further information, please contact R.H. Donnelley Investor Relations at 800-497-6329.

      Helping Local Businesses Reach More Customers

      R.H. Donnelley's interactive offerings are essential to its Triple Play(TM) solution suite - an integrated set of products and services that efficiently and effectively extend a local business's marketing reach. Spanning multiple media platforms - print Yellow Pages directories, DexKnows.com search site and the major search engines (e.g. Yahoo!(R)) and Google(R)) via the Company's Dex Search Marketing tools - Triple Play delivers local businesses' advertisements to a wider set of ready-to-buy consumers.

      About R.H. Donnelley

      R.H. Donnelley connects businesses and consumers through its portfolio of print and interactive marketing solutions. Small- and medium-sized businesses look to R.H. Donnelley's experienced team of marketing consultants to help them grow their companies and drive sales leads. Consumers depend on the Company's reliable, local business content to deliver the most relevant search results when they are seeking local goods and services. For more information, visit http://www.rhd.com and http://www.DexKnows.com.

      Safe Harbor Provision

      Certain statements contained in this press release regarding RHD's future operating results or performance or business plans or prospects and any other statements not constituting historical fact are "forward-looking statements" subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words "believe," "expect," "anticipate," "intend," "should," "will," "planned," "estimated," "potential," "goal," "outlook" and similar expressions, as they relate to RHD or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only RHD's current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to RHD. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause RHD's actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.

      The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the risk that the legacy Dex and RHD businesses will not continue to be integrated successfully;
(2) the risk that the expected strategic advantages and remaining cost savings from the Dex Media merger may not be fully realized or may take longer to realize than expected; (3) disruption from the Dex Media merger making it more difficult to maintain relationships with customers, employees or suppliers; and
(4) general economic conditions and consumer sentiment in our markets. Additional factors that could cause RHD's results to differ materially from those described in the forward-looking statements are described in detail in RHD's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 in
Item 1A "Risk Factors" as well as RHD's other periodic filings with the SEC that are available on the SEC's website at http://www.sec.gov.

R.H. DONNELLEY CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

Amounts in billions

                                                                  Full Year 2007
                                                                      Outlook
Reconciliation of adjusted EBITDA(1)
 excluding SFAS No. 123 R outlook to
 operating income - GAAP outlook

Adjusted EBITDA excluding SFAS No
 123 R outlook                                                            $1.44
Less: Depreciation and amortization *                                     (0.44)
Less: SFAS No. 123 R expense *                                            (0.03)
Adjusted operating income outlook                                          0.97

Less: Deferred cost uplift                                                (0.03)
Operating income - GAAP outlook *                                         $0.94

* These amounts cannot yet be updated to reflect the impact from the Business.com Acquisition due to the fact that valuation procedures are currently ongoing.

                                                                  Full Year 2007
                                                                      Outlook
Reconciliation of cash flow from
 operations - GAAP outlook to free
 cash flow outlook

Cash flow from operations - GAAP
 outlook                                                                  $0.68
Less: Additions to fixed assets and
 computer software                                                        (0.08)
Free cash flow outlook                                                    $0.60

                                                                  Full Year 2007
                                                                      Outlook
Reconciliation of net debt - GAAP
 outlook to net debt - excluding fair
 value adjustment outlook(2)

Net debt - GAAP outlook                                                   $10.0
Less: Fair value adjustment due to
 purchase accounting                                                       (0.2)
Net debt - excluding fair value
 adjustment outlook                                                       $ 9.8

                                                                  Full Year 2007
                                                                      Outlook
                                                                   as of 7/27/07
Reconciliation of previous adjusted
 EBITDA(1) excluding SFAS No. 123 R
 outlook to previous operating income
 - GAAP outlook

Adjusted EBITDA excluding SFAS No
 123 R outlook                                                            $1.44
Less: Depreciation and amortization                                       (0.44)
Less: SFAS No. 123 R expense                                              (0.03)
Adjusted operating income outlook                                          0.97

Less: Deferred cost uplift                                                (0.03)
Operating income - GAAP outlook                                           $0.94

                                                                  Full Year 2007
                                                                      Outlook
                                                                   as of 7/27/07
Reconciliation of previous cash flow
 from operations - GAAP outlook to
 previous free cash flow outlook

Cash flow from operations - GAAP
 outlook                                                                  $0.70
Less: Additions to fixed assets and
 computer software                                                        (0.08)
Free cash flow outlook                                                    $0.62

                                                                  Full Year 2007
                                                                      Outlook
                                                                   as of 7/27/07
Reconciliation of previous net debt -
 GAAP outlook to previous net debt -
 excluding fair value adjustment outlook(2)

Net debt - GAAP outlook                                                    $9.7
Less: Fair value adjustment due to
 purchase accounting                                                       (0.2)
Net debt - excluding fair value
 adjustment outlook                                                        $9.5

1) EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA represents adjusted earnings before interest, taxes, depreciation and amortization. EBITDA and adjusted EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for operating income or net income prepared in conformity with GAAP. In addition, EBITDA may not be comparable to similarly titled measures of other companies.

2) As a result of purchase accounting, RHD was required to adjust the carrying value of Dex Media's debt at January 31, 2006 to its fair value. Net debt - GAAP represents total debt less cash and cash equivalents on the respective date. Net debt -- excluding fair value adjustments represents net debt -- GAAP adjusted to remove the remaining fair value purchase accounting adjustment of Dex Media's debt.